                                                              EXHIBIT 10.14



                         SECOND AMENDMENT TO CREDIT AGREEMENT

    THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Second Amendment") is dated as of the 11th day of March, 1997, and entered into among MICHAELS STORES, INC., a Delaware corporation ("Company"), the Lenders signatory hereto, NATIONSBANK OF TEXAS, N.A., a national banking association, individually and as Administrative Lender (in such latter capacity, the "Administrative Lender"), and BANK OF AMERICA ILLINOIS, a national banking association, individually and as Co-Agent (in such latter capacity, the "Co-Agent").

                                     WITNESSETH:

    WHEREAS, Company, the Lenders, the Co-Agent, and the Administrative Lender entered into a Second Amended and Restated Credit Agreement, effective as of June 20, 1996 (as amended, restated, waived or otherwise modified from time to time, the "Credit Agreement");

    WHEREAS, Company, the Lenders, the Co-Agent, and the Administrative Lender entered into a Limited and Conditional Waiver Letter to certain terms of the Credit Agreement dated November 14, 1996 ("Waiver");

    WHEREAS, Company, the Lenders, the Co-Agent, and the Administrative Lender entered into Waiver Agreement and First Amendment to Credit Agreement dated as of the 31st day of January 1997 ("First Amendment");

    WHEREAS, Company has requested a further amendment to certain provisions of the Credit Agreement, and the Lenders, the Co-Agent, and the Administrative Lender have agreed to such an amendment upon the terms and conditions set forth below; and

    WHEREAS, the Lenders, the Co-Agent, the Administrative Lender, and Company have agreed to amend the Credit Agreement to make certain changes to the terms therein upon the terms and conditions set forth below;

    NOW, THEREFORE, for valuable consideration hereby acknowledged, Company, the Lenders, the Co-Agent, and the Administrative Lender agree as follows:

    SECTION 1. DEFINITIONS. Unless specifically defined or redefined below, capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

    SECTION 2. AMENDMENT TO ARTICLE I. The definition of "Applicable Margin" in Article I shall be amended and restated in its entirety as follows:

    "APPLICABLE MARGIN" means with respect to (a) Eurodollar Rate Borrowings and Stand-By Letters of Credit, 2.00% per annum, (b) Commercial Letters of Credit, 0.50% per annum, and (c) the Commitment Fee, 0.50% per annum. Notwithstanding the foregoing, commencing on the first day of the calendar month following the month in which the Administrative Lender receives the Company's Compliance Certificate required by Section 6.01(a) hereof, effective on such date, the Applicable Margin shall be adjusted to reflect the Applicable Margin prescribed by the chart below for the Fixed Charges Coverage Ratio as demonstrated by the most recently delivered Loan Compliance Certificate. The Applicable Margin for each type of Advance, each Letter of Credit and the Commitment Fee shall mean the respective amount set forth below opposite such relevant Fixed Charges Coverage Ratio in Columns A, B and C below, until the first succeeding quarterly date for which the most recently delivered Loan Compliance Certificate demonstrates a change in the Fixed Charges Coverage Ratio to an amount so that another Applicable Margin shall be applied. In order to obtain an adjustment to a lower Applicable Margin, Company must demonstrate to the reasonable satisfaction of Administrative Lender the required applicable Fixed Charges Coverage Ratio.

                            COLUMN A          COLUMN B            COLUMN C
                         Per Annum Rate     Per Annum Rate      Per Annum Rate

                        Eurodollar Rate
                         Borrowings and
Fixed Charges           Stand-By Letters   Commercial Letters
Coverage Ratio             of Credit            of Credit       Commitment Fee
--------------             ---------            ---------       --------------
  less than
  1.15 to 1.00               2.00%                 0.50%             0.50%


  Greater than or equal
  to 1.15 to 1.00 but
  less than
  1.35 to 1.00               1.75%                 0.50%             0.425%


  Greater than or equal
  to 1.35 to 1.00 but
  less than
  1.55 to 1.00               1.50%                 0.38%             0.35%

  Greater than or equal
  to 1.55 to 1.00 but
  less than
  1.70 to 1.00               1.25%                 0.25%             0.30%

  Greater than or equal
  to 1.70 to 1.00 but
  less than
  1.85 to 1.00               1.00%                 0.25%             0.25%

  Greater than or equal to
  1.85 to 1.00               0.75%                 0.20%             0.20%


    SECTION 3. AMENDMENT TO SECTION 7.01(b). Section 7.01(b) of the Credit Agreement shall be amended and restated in its entirety as follows:

         (b) FIXED CHARGES COVERAGE RATIO. Company will not permit the Fixed Charges Coverage Ratio at any time during Company's fiscal quarters ending
    (i) February 1, 1997, and May 3, 1997, to be less than 0.95 to 1.00, (ii) August 2, 1997, to be less than 1.00 to 1.00, (iii) November 1, 1997, to be less than 1.40 to 1.00, and (iv) thereafter during the term of this Agreement, to be less than 1.50 to 1.00.

    SECTION 4. AMENDMENT TO SECTION 7.01(e). Section 7.01(e) of the Credit Agreement shall be amended and restated in its entirety as follows:

         (e) LIMITATION ON CAPITAL EXPENDITURES. Company shall not permit aggregate consolidated Capital Expenditures (including the cash portion of each acquisition) of the Company and its Subsidiaries, to exceed $40,000,000 in fiscal year 1997 (not including $21,000,000 used to construct or purchase a distribution facility and related equipment to be financed with the proceeds of a private sale of common stock in the Company), and $70,000,000 during any fiscal year thereafter during the term of this Agreement, provided that, capital lease obligations of Company in connection with the point-of-sale equipment and store systems and services and equipment supporting such equipment and systems, commencing fiscal year 1996 and thereafter, up to a maximum aggregate amount of $32,000,000 throughout the term of this Agreement, shall be excluded from Capital Expenditures for the purposes of determining compliance with this Section 7.01(e).

    SECTION 5. AMENDMENT TO SECTION 7.02(c)(i). Section 7.02(c)(i) of the Credit Agreement shall be amended and restated in its entirety as follows:

    (c)(i) the Company may incur Debt owed (x) to or held by a Subsidiary that is a Guarantor, or (y) to 5931, Inc. or 5931 Business Trust in the aggregate principal amount not in excess of the lesser of $300,000,000 or 3-1\2% of total revenues of the Company and its Subsidiaries on an aggregate, cumulative, consolidated basis, as defined by GAAP, for the period from May 3, 1993 to July 31, 1999, on subordination terms satisfactory to the Administrative Lender, or

    SECTION 6. AMENDMENT TO SECTION 7.05(ii). Section 7.05(ii) of the Credit Agreement shall be amended and restated in its entirety as follows:

         (ii) any Subsidiary may merge or consolidate with or into another Person, or become a party to any merger or consolidation, provided that such merger or consolidation is part of an Acquisition by Company permitted by
    Section 7.09 hereof or part of a disposition by Company permitted by
    Section 7.05(v) below, or

    SECTION 7. AMENDMENT TO SECTION 7.07. Section 7.07 of the Credit Agreement shall be amended and restated in its entirety as follows:

         Section 7.07 SUBSIDIARIES. Company and its Subsidiaries will not (a) (directly or indirectly) create or acquire, in any manner whatsoever, any new Subsidiaries; provided, however, that Company or any Subsidiary may create or acquire Subsidiaries, so long as
    (i) there exists no Default or Event of Default at the time of each creation or after giving effect thereto; (ii) each new United States Subsidiary shall execute a Guaranty of the Obligations hereunder, other than any new Subsidiaries of Aaron Brothers, Inc. or of the Company formed solely in connection with the reorganization, recapitalization or disposition of Aaron Brothers, Inc. and for no other purpose; (iii) Company and each new United States Subsidiary shall execute and deliver such other certificates, agreements and documents as Administrative Lender or any Lender may reasonably require, other than any new Subsidiaries of Aaron Brothers, Inc.; and
    (iv) no United States Subsidiary shall issue any new stock except as expressly permitted in SECTION 7.05 hereof, of any classification, without Lenders' prior written consent, except issuance to Company or any Subsidiary, and (b) permit intercompany transactions (including loans, distributions, advances, or other Investments of any kind or character) among the Company and the Guarantors with Subsidiaries that are not Guarantors, other than (i) as specifically permitted in
    Section 7.09 hereof, (ii) as disclosed on SCHEDULE 7.07 hereto, or
    (iii) as specifically permitted in Section 7.02.

    SECTION 8. AMENDMENT TO SECTION 7.09(a) Section 7.09(a) of the Credit Agreement shall be amended and restated in its entirety as follows:

         (a) make any Investment except investments in trade receivables incurred by Company in the ordinary course of business, endorsements of negotiable instruments for collection in the ordinary course of Company's business; provided that, so long as there exists no Default or Event of Default at the time of such Investment and none is caused thereby, Company and its Subsidiaries may (i) invest in Cash Equivalents, (ii) invest in publicly traded debt and equity securities listed on national exchanges, provided that (A) any such Investment shall not cause any representation or warranty under Section 5.07 hereof to be untrue, (B) neither the Company nor its Subsidiaries shall violate any Applicable Law, and (C) Company and its Subsidiaries shall remain within the limits of individual issuer concentration set forth on SCHEDULE 7.09(a) hereto, (iii) invest up to $25,000,000 in Investments at any one time outstanding, subject to Section
    7.07 hereof (iv) invest in any Canadian or United States Subsidiary that has executed a Guaranty in the form of EXHIBIT D hereto, (v) invest in any foreign organized Subsidiary that has executed a Guaranty in the form of EXHIBIT D hereto in an amount not to exceed in the aggregate at any time $15,000,000, provided, however, such limitation shall not apply to (I) Investments in Canadian Subsidiaries that are Guarantors or (II) Investments in foreign organized Subsidiaries that are Guarantors and otherwise approved by the prior written consent of Majority Lenders, and (vi) invest in Subsidiaries that are not Guarantors (A) in connection with the transfer of inventory to such Subsidiary (except 5931, Inc. and 5931 Business Trust) in the ordinary course of business and (B) in connection with (I) invoices representing obligations incurred and (II) payments required under operating leases, each in the ordinary course of business and paid by Company to Persons on behalf of such Subsidiaries; or

    SECTION 9. AMENDMENT TO SUBSECTION 8.01(g). Section 8.01(g) shall be amended and restated in its entirety as follows:

         (i) Company or Subsidiary shall fail to make any payment in excess of $5,000,000 in respect of any obligation when due (whether by scheduled maturity, mandatory prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such obligation; or Company or Subsidiary shall fail to make any payment in respect of any Debt or Tax Retention Leases in excess of $5,000,000 when due (whether by scheduled maturity, mandatory prepayment, acceleration, demand or otherwise), which failure has caused or could cause an acceleration of said Debt or Tax Retention Leases, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Tax Retention Leases; or any other default shall occur under any agreement or instrument relating to any Debt or Tax Retention Leases in excess of $5,000,000, which default has caused or could cause or permit an acceleration of such Debt or Tax Retention Leases and which default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Tax Retention Leases; provided, however, that any failure to make a payment on or any other breach of or default under an obligation other than for borrowed money by Company or Subsidiary or Tax Retention Leases described in the foregoing portion of this subsection (g) shall not be an Event of Default if and so long as (a) Company's or Subsidiary's failure to make such payment, or its action or inaction giving rise to such breach or other default, is based upon Company's or Subsidiary's good faith, reasonable opinion that the creditor has failed to perform its obligations pursuant to the contract or arrangement with Company or Subsidiary and such payment is not justly due, (b) Company or Subsidiary has provided adequate reserves therefore in accordance with GAAP and (c) Company or Subsidiary is diligently contesting its obligation to make such payment, or if, in lieu of (b) and (c), Company or Subsidiary has adequately bonded such obligation; or

     (ii) Company shall breach any covenant or condition under any instrument or agreement governing Debt or Tax Retention Leases, and such breach shall cause Debt or Tax Retention Leases in excess of $5,000,000 to be required to be prepaid;

    SECTION 10. AFFIRMATION. Company hereby acknowledges and agrees that nothing in this Second Amendment shall affect Company's obligations under the Credit Agreement or the other Loan Papers executed in connection therewith (except as specifically provided in this Second Amendment), which remain valid, binding and enforceable, and except as amended hereby, unamended, or shall constitute a waiver by the Lenders of any of their rights or remedies (except as specifically provided in this Second Amendment), now or at any time in the future, with respect to any requirement under the Credit Agreement or the other Loan Papers or with respect to an Event of Default or Default, occurring now or at any time in the future.

    SECTION 11. CONDITIONS PRECEDENT. This Second Amendment shall not be effective until (a) all proceedings of Company taken in connection with this Second Amendment and the transactions contemplated hereby shall be satisfactory in form and substance to the Administrative Lender and Lenders signatory hereto,
(b) the effectiveness of the Second Amendment is conditional upon the receipt by the Company of a comparable amendment under each Tax Retention Lease, (c) 5931 Business Trust shall enter into a full subordination agreement for the benefit of the Administrative Lender and the Lenders subordinating all amounts owed by the Company or any Guarantor to 5931 Business Trust, to the Obligations hereunder and the Guaranties, on terms and conditions, and subject to documentation acceptable to the Majority Lenders, and (d) all fees, costs and expenses shall be paid, including attorneys' fees, and the payment of $100,000.00 amendment fee shall be made in full.

    SECTION 12. WAIVER; CONFIRMATION OF COMMITMENT. As of the effective date of this Second Amendment (unless otherwise specifically herein provided), the Lenders hereby (a) agree the Limited Conditional Waiver (as defined in both the Waiver and the First Amendment) granted by the Lenders pursuant to the Waiver and the First Amendment shall be permanent (and shall be effective as of October 27, 1996) and any Default or Event of Default caused by the Subject Non-Compliance (as defined in both the Waiver and the First Amendment) shall be waived on a one-time basis only effective October 27, 1996, and (b) confirm that their respective Commitments are fully reinstated and that the Company is permitted to borrow and arrange for the issuance of Letters of Credit as provided for under the Credit Agreement, as amended hereby, subject at all times to the Company being in compliance with the Credit Agreement, as amended hereby, and no Default or Event of Default having occurred thereunder.

    SECTION 13. REPRESENTATIONS AND WARRANTIES. Company represents and warrants to the Lenders and the Administrative Lender that (a) this Second Amendment constitutes its legal, valid, and binding obligations, enforceable in accordance with the terms hereof (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or other laws or principles of equity affecting the enforcement of creditors' rights generally), (b) there exists no Event of Default or Default under the Credit Agreement after giving effect to this Second Amendment, (c) its representations and warranties set forth in the Credit Agreement and other Loan Papers are true and correct on the date hereof after giving effect to this Second Amendment, (d) it has complied with all agreements and conditions to be complied with by it under the Credit Agreement as amended hereby and the other Loan Papers by the date hereof, (e) the Credit Agreement, as amended hereby, and the other Loan Papers remain in full force and effect, and (f) no notice to, or consent of, any Person is required under the terms of any agreement of Company in connection with the execution of this Second Amendment.

    SECTION 14. COUNTERPARTS. This Second Amendment and the other Loan Papers may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

    SECTION 15.  PRIOR WAIVER; ENTIRE AGREEMENT.  THIS SECOND AMENDMENT AND
THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

    SECTION 16. GOVERNING LAW. (a) THIS SECOND AMENDMENT AND ALL LOAN PAPERS SHALL BE DEEMED CONTRACTS MADE UNDER THE LAWS OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF ALL OR ANY PART OF THIS SECOND AMENDMENT AND ALL LOAN PAPERS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, COMPANY AND EACH SUBSIDIARY AGREES THAT THE COURTS OF TEXAS WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.

    (b) COMPANY AND EACH SUBSIDIARY HEREBY WAIVES PERSONAL SERVICE OF ANY LEGAL PROCESS UPON IT. IN ADDITION, COMPANY AND EACH SUBSIDIARY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO COMPANY AT ITS ADDRESS DESIGNATED FOR NOTICE UNDER THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON RECEIPT BY COMPANY. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE LENDER OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

    SECTION 17. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, COMPANY, EACH SUBSIDIARY AND EACH LENDER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS SECOND AMENDMENT, THE OTHER LOAN PAPERS, OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

    IN WITNESS WHEREOF, this Second Amendment to Credit Agreement is executed as of the date first set forth above.

COMPANY:                           MICHAELS STORES, INC.


                                   /s/ KRISTEN L. MAGNUSON
                                   -------------------------------------------
                                   By:  Kristen L. Magnuson
                                   Its: Vice President of Finance



LENDERS: NATIONSBANK OF TEXAS N.A., as Administrative Lender, and individually as a Lender


                                   /s/ SHARON M. ELLIS
                                   -------------------------------------------
                                   By:  Sharon M. Ellis
                                   Its: Vice President



                                   BANK OF AMERICA ILLINOIS, as Co-Agent,
                                   and individually as a Lender


                                   /s/  W. THOMAS BARNETT
                                   -------------------------------------------
                                   By:  W. Thomas Barnett
                                   Its: Vice President



                                   CREDIT LYONNAIS NEW YORK BRANCH, as
                                   a Lender


                                   /s/  ROBERT IVOSEVICH
                                   -------------------------------------------
                                   By:  Robert Ivosevich
                                   Its: Senior Vice President

                                   WELLS FARGO BANK (TEXAS), N.A., as a Lender


                                   /s/  KRISTI TROUT
                                   -------------------------------------------
                                   By:  Kristi Trout
                                   Its: Banking Officer



                                   MELLON BANK, N.A., as a Lender


                                   /s/  MARC T. KENNEDY
                                   -------------------------------------------
                                   By:  Marc T. Kennedy
                                   Its: Vice President



                                   UNITED STATES NATIONAL BANK OF OREGON,
                                   as a Lender


                                   -------------------------------------------
                                   By:
                                      ----------------------------------------
                                   Its:
                                      ----------------------------------------


                                   THE FIRST NATIONAL BANK OF BOSTON, as
                                   a Lender


                                   /s/  JUDITH C.E. KELLY
                                   -------------------------------------------
                                   By:  Judith C.E. Kelly
                                      ----------------------------------------
                                   Its: Vice President
                                      ----------------------------------------